                                                                       EXHIBIT 5

                                Jones, Walker,
                             Waechter, Poitevent,
                          Carrere & Denegre, L.L.P.

                               May 13, 1996

Trico Marine Services, Inc.
610 Palm Avenue
Houma, Louisiana 70364

Dear Sirs:

  We have acted as your counsel in connection with the preparation of the Registration Statement No. 333-02990 on Form S-1, as amended by Amendments No. 1 and 2 thereto (as amended, the "Registration Statement"), filed by Trico Marine Services, Inc. (the "Company") with the Securities and Exchange Commission relating to the registration of the sale of up to 4,025,000 shares of Common Stock, $0.01 par value per share (the "Shares"). In so acting, we have examined original, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. In delivering the opinion set forth below we have assumed and relied upon the matters of fact set forth in such documents.

  Based upon the foregoing, we are of the opinion that the Shares, when issued, if not already outstanding, and sold upon the terms described in the Registration Statement, will be validly issued and outstanding, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Legal Matters" as counsel for the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                          Very truly yours,

                                          Jones, Walker, Waechter, Poitevent,
                                           Carrere & Denegre, L.L.P.